Exhibit 99.1

November 19, 2014
For 6:00 am ET Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Tiffany Mason	Chris Ahearn
	704-758-2033	704-758-2304
	tiffany.l.mason@lowes.com	chris.c.ahearn@lowes.com

LOWE’S REPORTS THIRD QUARTER SALES AND EARNINGS RESULTS
-- Comparable Sales Increased 5.1 Percent --
-- Diluted Earnings Per Share Increased 25.5 Percent --

MOORESVILLE, N.C. - Lowe’s Companies, Inc. (NYSE: LOW) today reported net earnings of $585 million for the quarter ended October 31, 2014, a 17.3 percent increase over the same period a year ago. Diluted earnings per share increased 25.5 percent to $0.59 from $0.47 in the third quarter of 2013. For the nine months ended October 31, 2014, net earnings increased 13.5 percent from the same period a year ago to $2.25 billion, and diluted earnings per share increased 21.7 percent to $2.24.

Sales for the third quarter increased 5.6 percent to $13.7 billion from $13.0 billion in the third quarter of 2013, and comparable sales for the quarter increased 5.1 percent. For the nine month period, sales were $43.7 billion, a 4.6 percent increase over the same period a year ago, and comparable sales increased 3.5 percent.

“Our employees’ unwavering commitment to serving customers helped us achieve this quarter’s strong results,” commented Robert A. Niblock, Lowe’s chairman, president and CEO.  “We are pleased with our performance, and continue to be cautiously optimistic about the home improvement landscape.”

Delivering on its commitment to return excess cash to shareholders, the company repurchased $900 million of stock under its share repurchase program and paid $229 million in dividends in the third quarter. For the nine month period, the company repurchased $2.9 billion of stock under its share repurchase program and paid $597 million in dividends.

As of October 31, 2014, Lowe’s operated 1,836 home improvement and hardware stores in the United States, Canada and Mexico representing 200.7 million square feet of retail selling space.

A conference call to discuss third quarter 2014 operating results is scheduled for today (Wednesday, November 19) at 9:00 am ET. The conference call will be available by webcast and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s Third Quarter 2014 Earnings Conference Call Webcast. Supplemental slides will be available fifteen minutes prior to the start of the conference call. A replay of the call will be archived on Lowes.com/investor until February 24, 2015.

Lowe's Business Outlook

The company has combined its year-to-date performance with its previous assumptions for the fourth quarter in providing the updated outlook below.

Fiscal Year 2014 (comparisons to fiscal year 2013; based on U.S. GAAP unless otherwise noted)

•	Total sales are expected to increase 4.5 to 5 percent.

•	Comparable sales are expected to increase 3.5 to 4 percent.

•	The company expects to open 6 home improvement and 4 hardware stores.

•	Earnings before interest and taxes as a percentage of sales (operating margin) are expected to increase 70 to 75 basis points.

•	The effective income tax rate is expected to be approximately 37.2%.

•	Diluted earnings per share of approximately $2.68 are expected for the fiscal year ending January 30, 2015.

Disclosure Regarding Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Statements of the company's expectations for sales growth, comparable sales, earnings and performance, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for services, share repurchases, the Company’s strategic initiatives and any statement of an assumption underlying any of the foregoing, constitute "forward-looking statements" under the Act.   Although we believe that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, we can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by our forward-looking statements including, but not limited to, changes in general economic conditions, such as the rate of unemployment, interest rate and currency fluctuations, higher fuel and other energy costs, slower growth in personal income, changes in consumer spending, changes in the rate of housing turnover, the availability of consumer credit and of mortgage financing, inflation or deflation of commodity prices, and other factors which can negatively affect our customers, as well as our ability to: (i) respond to adverse trends in the housing industry, such as the psychological effects of lower home prices, and moderating rates of growth in housing renovation and repair activity, as well as uneven recovery in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes designed to enhance our efficiency and competitiveness; (iii) attract, train, and retain highly-qualified associates; (iv) manage our business effectively as we adapt our traditional operating model to meet the changing expectations of our customers; (v) maintain, improve, upgrade and protect our critical information systems from data security breaches and other cyber threats; (vi) respond to fluctuations in the prices and availability of services, supplies, and products; (vii) respond to the growth and impact of competition; (viii) address changes in existing or new laws or regulations that affect consumer credit, employment/labor, trade, product safety, transportation/logistics, energy costs, health care, tax or environmental issues; and (ix) respond to unanticipated weather conditions that could adversely affect sales. In addition, we could experience additional impairment losses if the actual results of our operating stores are not consistent with the assumptions and judgments we have made in estimating future cash flows and determining asset fair values. For more information about these and other risks and uncertainties that we are exposed to, you should read the "Risk Factors" and "Critical Accounting Policies and Estimates" included in our Annual Report on Form 10-K to the United States Securities and Exchange Commission (the “SEC”) and the description of material changes therein or updated version thereof, if any, included in our Quarterly Reports on Form 10-Q.

The forward-looking statements contained in this news release are based upon data available as of the date of this release or other specified date and speak only as of such date.  All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf about any of the matters covered in this release are qualified by these cautionary statements and the “Risk Factors” included in our Annual Report on Form 10-K to the SEC and the description of material changes, if any, therein included in our Quarterly Reports on Form 10-Q.  We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, change in circumstances, future events, or otherwise.

Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 100 home improvement company serving approximately 15 million customers a week in the United States, Canada and Mexico. With fiscal year 2013 sales of $53.4 billion, Lowe’s has more than 1,835 home improvement and hardware stores and 260,000 employees. Founded in 1946 and based in Mooresville, N.C., Lowe’s supports the communities it serves through programs that focus on K-12 public education and community improvement projects. For more information, visit Lowes.com.
###

Lowe's Companies, Inc.
Consolidated Statements of Current and Retained Earnings (Unaudited)
In Millions, Except Per Share and Percentage Data

	Three Months Ended				Nine Months Ended
	October 31, 2014		November 1, 2013		October 31, 2014		November 1, 2013
Current Earnings	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Net sales	$13,681	100.00	$12,957	100.00	$43,682	100.00	$41,757	100.00
Cost of sales	8,963	65.51	8,476	65.42	28,471	65.18	27,323	65.43
Gross margin	4,718	34.49	4,481	34.58	15,211	34.82	14,434	34.57
Expenses:
Selling, general and administrative	3,255	23.80	3,184	24.56	10,115	23.15	9,820	23.52
Depreciation	375	2.74	373	2.88	1,123	2.57	1,092	2.62
Interest - net	134	0.98	125	0.97	384	0.88	348	0.83
Total expenses	3,764	27.52	3,682	28.41	11,622	26.60	11,260	26.97
Pre-tax earnings	954	6.97	799	6.17	3,589	8.22	3,174	7.60
Income tax provision	369	2.69	300	2.32	1,341	3.07	1,194	2.86
Net earnings	$585	4.28	$499	3.85	$2,248	5.15	$1,980	4.74

Weighted average common shares outstanding - basic	978		1,047		996		1,067
Basic earnings per common share (1)	$0.59		$0.47		$2.24		$1.84
Weighted average common shares outstanding - diluted	980		1,049		998		1,069
Diluted earnings per common share (1)	$0.59		$0.47		$2.24		$1.84
Cash dividends per share	$0.23		$0.18		$0.64		$0.52

Retained Earnings
Balance at beginning of period	$10,749		$12,504		$11,355		$13,224
Net earnings	585		499		2,248		1,980
Cash dividends	(225)		(189)		(636)		(555)
Share repurchases	(838)		(711)		(2,696)		(2,546)
Balance at end of period	$10,271		$12,103		$10,271		$12,103

(1) Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net earnings by the earnings allocable to participating securities. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $582 million for the three months ended October 31, 2014 and $495 million for the three months ended November 1, 2013. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $2,235 million for the nine months ended October 31, 2014 and $1,967 million for the nine months ended November 1, 2013.

Lowe's Companies, Inc.
Consolidated Statements of Comprehensive Income (Unaudited)
In Millions, Except Percentage Data

	Three Months Ended				Nine Months Ended
	October 31, 2014		November 1, 2013		October 31, 2014		November 1, 2013
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Net earnings	$585	4.28	$499	3.85	$2,248	5.15	$1,980	4.74
Foreign currency translation adjustments - net of tax	(23)	(0.17)	(4)	(0.03)	(11)	(0.03)	(29)	(0.07)
Other comprehensive loss	(23)	(0.17)	(4)	(0.03)	(11)	(0.03)	(29)	(0.07)
Comprehensive income	$562	4.11	$495	3.82	$2,237	5.12	$1,951	4.67

Lowe's Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

		(Unaudited)	(Unaudited)
		October 31, 2014	November 1, 2013	January 31, 2014
Assets
Current assets:
Cash and cash equivalents		$1,562	$1,101	$391
Short-term investments		211	115	185
Merchandise inventory - net		9,762	9,593	9,127
Deferred income taxes - net		261	220	252
Other current assets		334	336	341
Total current assets		12,130	11,365	10,296
Property, less accumulated depreciation		20,180	20,973	20,834
Long-term investments		395	439	279
Other assets		1,327	1,300	1,323
Total assets		$34,032	$34,077	$32,732

Liabilities and shareholders' equity
Current liabilities:
Short-term borrowings		$—	$—	$386
Current maturities of long-term debt		551	51	49
Accounts payable		6,459	5,776	5,008
Accrued compensation and employee benefits		676	705	785
Deferred revenue		1,029	944	892
Other current liabilities		2,089	1,927	1,756
Total current liabilities		10,804	9,403	8,876
Long-term debt, excluding current maturities		10,806	10,090	10,086
Deferred income taxes - net		92	322	291
Deferred revenue - extended protection plans		736	730	730
Other liabilities		864	881	896
Total liabilities		23,302	21,426	20,879

Shareholders' equity:
Preferred stock - $5 par value, none issued		—	—	—
Common stock - $.50 par value;
Shares issued and outstanding
October 31, 2014	974
November 1, 2013	1,050
January 31, 2014	1,030	487	525	515
Capital in excess of par value		—	—	—
Retained earnings		10,271	12,103	11,355
Accumulated other comprehensive (loss)/income		(28)	23	(17)
Total shareholders' equity		10,730	12,651	11,853
Total liabilities and shareholders' equity		$34,032	$34,077	$32,732

Lowe's Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Nine Months Ended
	October 31, 2014	November 1, 2013
Cash flows from operating activities:
Net earnings	$2,248	$1,980
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,199	1,167
Deferred income taxes	(201)	(117)
Loss on property and other assets - net	24	22
Loss on equity method investments	47	41
Share-based payment expense	84	70
Changes in operating assets and liabilities:
Merchandise inventory - net	(641)	(847)
Other operating assets	105	(11)
Accounts payable	1,452	1,063
Other operating liabilities	367	491
Net cash provided by operating activities	4,684	3,859

Cash flows from investing activities:
Purchases of investments	(600)	(530)
Proceeds from sale/maturity of investments	458	391
Capital expenditures	(587)	(610)
Contributions to equity method investments - net	(196)	(137)
Proceeds from sale of property and other long-term assets	44	62
Acquisition of business - net	—	(203)
Other - net	(6)	4
Net cash used in investing activities	(887)	(1,023)

Cash flows from financing activities:
Net change in short-term borrowings	(386)	—
Net proceeds from issuance of long-term debt	1,239	985
Repayment of long-term debt	(36)	(34)
Proceeds from issuance of common stock under share-based payment plans	90	117
Cash dividend payments	(597)	(543)
Repurchase of common stock	(2,950)	(2,797)
Other - net	16	(1)
Net cash used in financing activities	(2,624)	(2,273)

Effect of exchange rate changes on cash	(2)	(3)

Net increase in cash and cash equivalents	1,171	560
Cash and cash equivalents, beginning of period	391	541
Cash and cash equivalents, end of period	$1,562	$1,101